DEFINITIVE PROXY STATEMENT
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Atlas Acquisition Holdings Corp.

(Name of Registrant Specified in Its Charter)

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ATLAS ACQUISITION HOLDINGS CORP.
c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 106
Hobe Sound, Florida 33455

To the Stockholders of Atlas Acquisitions Holding Corp.:

You are cordially invited to attend a special meeting of the stockholders of Atlas Acquisitions Holding Corp. (the “Company”) to be held on March 15, 2010.

At the meeting, you will be asked to consider and vote upon the dissolution and liquidation of the Company, as contemplated by its charter, since the Company has not been able to complete a business combination within the required time period for it to do so.

The Company was incorporated in Delaware as a blank check company formed for the purpose of effecting a business combination.  On January 30, 2008, the Company completed its initial public offering (the “IPO”), consisting of 20,000,000 units at a price of $10.00 per unit, with each unit consisting of one share of common stock and one redeemable common stock purchase warrant.  Each warrant entitled the holder to purchase one share of common stock at a price of $7.00, subject to the terms of the warrant agreement.

The Company is seeking approval from its stockholders to dissolve and liquidate as provided in its charter.  The plan of liquidation included in the enclosed proxy statement provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO (“public shares”) of the principal and accumulated interest (if any) of the IPO trust account as contemplated by its charter, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.

Stockholder approval of the Company’s dissolution is required by the Company’s charter and Delaware law.  Stockholder approval of the plan of liquidation is also designed to comply with relevant provisions of United State federal income tax laws.  The affirmative vote of a majority of the Company’s outstanding common stock will be required to approve the dissolution and plan of liquidation.  The Company’s board of directors has approved the Company’s dissolution, deems it advisable and recommends you approve the dissolution and plan of liquidation.  The Company’s pre-IPO stockholders have advised the Company that they support the dissolution and will vote for it.

The Company currently has approximately $1.0 million of accrued and unpaid liabilities, and only minimal cash outside the IPO trust account, both of which the Company expects to reduce to zero in connection with the winding down of its business.  In addition, we anticipate incurring additional professional, legal and accounting fees in connection with the Company’s dissolution and liquidation.  All cash for the payment of these liabilities is expected to be made from the cash outside the IPO trust account, including anticipated income tax refunds.  Although our executive officers have agreed to pay the cost of liquidation and dissolution to the extent the cash outside of the IPO trust account is not sufficient, we do not believe they will be required to make any such payments.

Although the Company is not aware of any liabilities that will not be covered by the indemnification agreements of our executive officers, no assurance can be made that such liabilities will not arise in the future.  If such liabilities were to arise in the future or actual liabilities exceed those anticipated, under Delaware law, stockholders who receive distributions from the Company pursuant to the plan of liquidation could be liable for their pro rata share of such liabilities, but not in excess of the amounts distributed to them.

The accompanying proxy statement explains the proposed plan of liquidation and provides specific information concerning the special meeting.  Please read the proxy statement and the plan of liquidation carefully.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPANY’S DISSOLUTION AND PLAN OF LIQUIDATION.

The board of directors also recommends that you vote or give instruction to vote “FOR” adoption of the proposal to authorize the Company’s board of directors, in their discretion, to adjourn or postpone the special meeting for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Company’s dissolution.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Your prompt submission of a proxy card will be greatly appreciated.

Sincerely,

By:	/s/ James N. Hauslein
James N. Hauslein, Chairman of the Board and Chief Executive Officer

The proxy statement is first being mailed to stockholders on or about March 4, 2010.

ATLAS ACQUISITION HOLDINGS CORP.
C/O HAUSLEIN & COMPANY, INC.
11450 SE DIXIE HIGHWAY, SUITE 106
HOBE SOUND, FLORIDA 33455

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 15, 2010

To the Stockholders of Atlas Acquisition Holdings Corp.:

A special meeting of stockholders of Atlas Acquisition Holdings Corp. (the “Company”) will be held at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166, on Monday March 15, 2010, at 10:00 a.m. New York time to:

1.
consider and vote upon a proposal to approve the dissolution of the Company and the plan of liquidation in the form attached as Annex A, pursuant to which the Company will liquidate as provided in its charter; and

2.
consider and vote upon a proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Company’s dissolution and plan of liquidation.

Information regarding the proposals to be acted upon at the special meeting is contained in the accompanying proxy statement.

The close of business on Tuesday, February 16, 2010 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.  Only holders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.  A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Company and at the special meeting.

The accompanying proxy statement sets forth information relating to the Company and describes the terms and conditions of the proposed dissolution and plan of liquidation.  Your vote is important.  Please review all of these materials carefully before completing the enclosed proxy card.  If you are a stockholder of record, you may also cast your vote in person at the special meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person at the special meeting by presenting a proxy card obtained from your brokerage firm or bank.  YOUR FAILURE TO VOTE OR INSTRUCT YOUR BROKERAGE OR BANK HOW TO VOTE WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE DISSOLUTION AND PLAN OF LIQUIDATION.

PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES WITH YOUR PROXY CARD.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH PROPOSAL.

By Order of the Board of Directors,

By:	/s/ James N. Hauslein
James N. Hauslein, Chairman and Chief Executive Officer

New York, New York
March 3, 2010

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 15, 2010

This proxy statement is furnished to the holders of shares of common stock of Atlas Acquisition Holdings Corp. (the “Company”) in connection with the solicitation of proxies by the Company’s board of directors for use at the special meeting of the Company’s stockholders to be held at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, New York 10166, on Monday, March 15, 2010 at 10:00 a.m., New York time and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting.

The cost of preparing, assembling, printing, mailing and distributing the notice of meeting, this proxy statement and proxies is to be borne by the Company.  The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries, who are holders of record of the Company’s common stock, for their reasonable out-of-pocket expenses in forwarding proxy solicitation materials to the beneficial owners of shares of common stock.  In addition to the use of the mail, proxies may be solicited without extra compensation by directors and officers of the Company in person or by telephone, e-mail or other means of electronic communication.  The Company has also hired Advantage Proxy to assist in the proxy solicitation process for a fee of $2,500.  The approximate mailing date of this proxy statement is March 4, 2010.

Unless otherwise specified, all proxies received will be voted in favor of the proposal to approve the Company’s dissolution and plan of liquidation and in favor of the adjournment proposal.  A stockholder may revoke a proxy at any time before its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.  Attendance at the meeting, without voting in person, will not constitute revocation of a proxy.

The close of business on Tuesday, February 16, 2010 has been fixed by the board as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting.  As of the record date, there were 25,000,000 shares of the Company’s common stock issued and outstanding.  Each share of common stock outstanding on the record date will be entitled to one vote on each matter to come before the meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is required to constitute a quorum for the transaction of business at the meeting.  Proxies submitted which contain abstentions or broker non-votes will be deemed present at the meeting for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S DISSOLUTION AND PLAN OF LIQUIDATION.

THE BOARD OF DIRECTORS ALSO RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

TABLE OF CONTENTS

SUMMARY	1
Information Concerning the Meeting	1
Proposal 1 — Dissolution and Liquidation	2
Proposal 2 — Adjournment	3
CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING	3
PROPOSAL 1: DISSOLUTION AND LIQUIDATION	6
Overview	7
Risk Factors to be Considered in Connection with the Company’s Dissolution and Liquidation	8
Dissolution under our Charter and Delaware Law	10
Our Conduct Following Approval of the Company’s Dissolution and Plan of Liquidation	10
Certain United States Federal Income Tax Consequences	12
Vote Required and Recommendation	14
PROPOSAL 2: ADJOURNMENT PROPOSAL	15
INFORMATION ABOUT THE COMPANY	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
STOCKHOLDER PROPOSALS	18
DELIVERY OF DOCUMENTS TO STOCKHOLDERS	18
AVAILABLE INFORMATION	18
OTHER MATTERS	18

ANNEX A	PLAN OF LIQUIDATION

- i -

 SUMMARY

This summary highlights selected information from this proxy statement.  It does not contain all of the information that is important to you.  To fully understand the proposed dissolution and liquidation and the other matters being presented for your consideration, and for a more complete description of the terms of the proposed dissolution and liquidation, you should read this entire document carefully, including Annex 1 hereto.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement.

Information Concerning the Meeting

Time, Date and Place.  The Company’s special meeting of stockholders will be held on Monday, March 15, 2010 at 10:00 a.m., New York time at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.

Purpose of the Meeting.  At the meeting, holders of the Company’s common stock at the close of business on the record date will consider and vote upon the following proposals:

•
A proposal to approve the Company’s dissolution and plan of liquidation.  The plan of liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO of the principal and accumulated interest (if any) of the IPO trust account as contemplated by its charter, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company), if any.  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the Company’s IPO.

•	A proposal to adjourn the meeting if there are not enough votes to adopt the plan of liquidation and such other matters as may properly be brought before the meeting.

Record Date For the Meeting; Quorum Requirements.  The close of business on Tuesday, March 16, 2010 has been fixed as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting.  Each share of common stock outstanding on the record date is entitled to one vote at the meeting.  As of the record date, 25,000,000 shares of common stock were outstanding.  The presence, in person or by proxy, of a majority of all outstanding shares of common stock is required to constitute a quorum for the transaction of business at the meeting.

Voting Requirements.

•	The affirmative vote of at least a majority of all of the outstanding shares of common stock is required to approve the Company’s dissolution and plan of liquidation.

•	The affirmative vote of a majority of the votes cast is required to adjourn the meeting.

•
Proxies submitted that contain abstentions or broker nonvotes will be deemed present at the meeting for determining the presence of a quorum.  Abstentions with respect to any matter are considered as present for determining a quorum and present and entitled to vote with respect to any matter (abstentions as to a matter have the effect of votes against such matter).  Broker nonvotes with respect to any matter are considered as present for determining a quorum but are otherwise not considered in determining whether the requisite vote on that matter has been obtained.

Proxies.  A proxy card is enclosed for your use in voting by mail.  A proxy may be revoked at any time prior to its exercise at the meeting.  Common stock represented by properly executed proxies received at or prior to the meeting, and which have not been revoked, will be voted in accordance with the instructions indicated on the proxy.

The special meeting has been called only to consider approval of the proposed dissolution and plan of liquidation and to adjourn or postpone the meeting if necessary to solicit additional proxies.  Under Delaware law and the Company bylaws, no other business may be transacted at the special meeting.

YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH YOUR PROXY CARD.

Proposal 1 — Dissolution and Liquidation

You will be asked to vote upon the Company’s dissolution and plan of liquidation as contemplated by its charter.  The Company’s board of directors has approved the Company’s dissolution and the plan of liquidation.

The following describes briefly the material terms of the proposed dissolution and plan of liquidation of the Company.  This information is provided to assist stockholders in reviewing this proxy statement and considering the proposed dissolution and plan of liquidation, but does not include all of the information contained elsewhere in this proxy statement and may not contain all of the information that is important to you.  To understand fully the dissolution and plan of liquidation being submitted for stockholder approval, you should carefully read this proxy statement, including the accompanying copy of the plan of liquidation attached as Annex A, in its entirety.

Dissolution and Plan of Liquidation

If the dissolution is approved, we will:

•	file a certificate of dissolution with the Delaware Secretary of State;

•	give the trustee of the IPO trust account notice to commence turning over all trust account funds to the Company’s transfer agent for distribution according to the plan of liquidation;

•
as provided in the plan of liquidation, pay or adequately provide for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) unpaid liabilities to service providers and other creditors, including expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s stockholders in accordance with the Company’s charter;

•	wind up our remaining business activities;

•	comply with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

•	make any tax and other regulatory filings.

Upon dissolution, we will distribute to the holders of shares of the Company’s common stock (other than as to shares that were not issued in the Company’s IPO), in proportion to their respective equity interests, an aggregate sum equal to the amount in the IPO trust account (including the amount representing the $8,955,000 deferred portion of the underwriters’ discounts and commissions).  We expect to pay the costs of liquidation from our working capital from interest on monies held in the trust account and the expected proceeds of certain income tax refunds.  If such funds are insufficient (which we do not expect to be the case), our executive officers will pay the funds necessary to complete such liquidation.

The Company intends to pursue any applicable federal or state tax refunds arising out of its business activities from inception through dissolution.  To the extent the Company is successful in obtaining such refunds, any funds obtained will be used by the Company to satisfy its obligations to creditors in accordance with its plan of liquidation.  The Company is currently negotiating with its creditors regarding the satisfaction of its liabilities, primarily with the expected proceeds of certain income tax refunds.  The Company does not anticipate that any creditor will make any claims with respect to amounts held in the trust account.

As a result of the Company’s liquidation, for United States federal income tax purposes, stockholders will generally recognize gain or loss equal to the difference between (i) the amount of cash distributed to them, and (ii) their adjusted tax basis in shares of common stock.  Certain stockholders, including stockholders that are “non-United States holders,” are subject to special rules.

You should consult your tax advisor as to the tax effects of the plan of liquidation and the Company’s dissolution in your particular circumstances.

Appraisal Rights

Under Delaware law, stockholders will not have dissenters’ appraisal rights in connection with the Company’s dissolution and liquidation.

Stockholder Liability

Under the Delaware General Corporation Law (“DGCL”), in the event we fail to create adequate reserves for liabilities, or should such reserve be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under the plan of liquidation.  Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

If our stockholders do not vote to approve the Company’s dissolution and plan of liquidation, our board will explore what, if any, alternatives are available for the future of the Company.  The board believes, however, there is no other viable alternative to the Company’s dissolution and liquidation pursuant to the plan of liquidation, and, indeed, the Company’s charter contemplates that the Company has no choice but to liquidate in these circumstances.

Proposal 2 — Adjournment

The second matter that you will be asked to vote upon is the adjournment of the meeting, if necessary, to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to adopt the plan of liquidation.

 CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING

Q:	Why am I receiving these materials?

A:
The Company is providing these proxy materials to give you information to determine how to vote in connection with the special meeting of stockholders that will take place on Monday, March 15, 2010 at 10:00 a.m. New York time at the offices of Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166.

Q:	What will be voted on at the meeting?

A:	Stockholders will vote on a proposal for the Company to dissolve and liquidate.

Q:	Will any other matters be voted on at the meeting?

A:	Yes. The stockholders of the Company will also be asked to vote to adjourn the meeting if there are not enough votes to adopt the plan of liquidation.

Q:	Who can vote?

A:	All stockholders of record as of the close of business on Tuesday, February 16, 2010.

Q:	What should I do now?

A:
Please vote.  You are invited to attend the meeting.  However, you should mail your signed and dated proxy card in the enclosed envelope as soon as possible so that your shares will be represented at the meeting in case you are unable to attend.  No postage is required if the proxy card is returned in the enclosed postage prepaid envelope and mailed in the United States.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive.

Q:	How can I vote shares held in my broker’s name?

A:
If your broker holds your shares in its name (or in what is commonly called “street name”), then you should give your broker instructions on how to vote.  Otherwise your shares will not be voted on any matter presented at the special meeting, including with respect to the approval of the Company’s dissolution and plan of liquidation.

Q:	Can I change my vote?

A:
You may change your proxy instructions at any time prior to the vote at the meeting.  For shares held directly in your name, you may accomplish this by completing a new proxy or by attending the meeting and voting in person.  Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you vote in person.  For shares held in “street name,” you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:	If I am not going to attend the special meeting in person, should I return my proxy card instead?

A:
Yes.  Whether or not you intend to attend the special meeting, after carefully reading and considering the information in this document, please vote your shares by mail, or, if you hold your shares through a bank or brokerage house, the Internet or telephone, so that your shares may be represented at the special meeting.

Q:	Why is the company proposing dissolution and liquidation?

A:
The Company is seeking approval from its stockholders to dissolve and liquidate as provided in its charter.  The plan of liquidation provides for the discharge of the Company’s liabilities and the winding up of its affairs, including distribution to current holders of the Company’s common stock originally issued in its IPO (sometimes referred to as “public shares”) of the principal and accumulated interest (if any) of the Company’s IPO trust account as contemplated by its charter.  No payments will be made in respect of the Company’s outstanding warrants or to any of its initial stockholders with respect to the shares owned by them prior to the IPO.  The board has approved the Company’s dissolution, deems it advisable under such circumstances and recommends you approve the dissolution and plan of liquidation.

Q:	What vote is required to adopt the proposal?

A:	Approval of the Company’s dissolution and plan of liquidation will require the affirmative vote of holders of a majority of the Company’s outstanding common stock.

Q:	How do the pre-IPO stockholders intend to vote their shares?

A.
The Company’s founders, who purchased an aggregate of 5,000,000 shares prior to the IPO, have advised the Company that they support the Company’s dissolution and plan of liquidation and will vote for it, together with the adjournment proposal.

Q:	Why should I vote for the proposal?

A:
The plan of liquidation provides for the distribution to holders of the public shares of the principal and accumulated interest (if any) of the IPO trust account as contemplated by the Company’s charter, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company), if any.  Stockholder approval of the Company’s dissolution and plan of liquidation is required by the Company’s charter.  If the dissolution and plan of liquidation are not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.

Q:	How much do I get if the dissolution and plan of liquidation is approved?

A:
If the dissolution and plan of liquidation are approved, we will distribute to the holders of shares of the Company’s common stock (other than as to shares that were not issued in the Company’s IPO), in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, as well as any cash outside the IPO trust account that remains after the Company has satisfied its liabilities to third parties (including liabilities incurred in connection with the liquidation and dissolution of the Company).  We expect to pay our outstanding liabilities and the costs of liquidation primarily with certain anticipated tax refunds and, to a lesser extent, from our working capital from interest on monies held in the IPO trust account.  If such funds are insufficient (which we do not expect to be the case), our executive officers will pay the funds necessary to complete our liquidation.  As of February 16, 2010, the Company had approximately $200,000,000 in its IPO trust account.  The Company expects that the entire amount, or approximately $10.00 per share, will be distributed to the public stockholders.  However, we cannot assure you that the amount actually available for distribution will not be reduced, whether as a result of additional creditors, the failure of the Company’s executive officers to satisfy their indemnification obligations, or otherwise.

Q:	What if I don’t want to vote for the Company’s dissolution and plan of liquidation?

A:
If you do not want the dissolution and plan of liquidation to be approved, you must abstain, not vote, or vote against the proposal.  You should be aware, however, that if the Company’s dissolution and plan of liquidation are not approved, the Company will not be authorized to dissolve and liquidate and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.  Whether or not you vote against the proposal, if the dissolution and plan of liquidation is approved, all holders of public shares will be entitled to share ratably in the liquidation of the IPO trust account.

Q:	What happens if the Company’s dissolution and plan of liquidation isn’t approved?

A:
If the Company’s dissolution plan of liquidation is not approved, the Company will not be authorized to dissolve and liquidate, and will not be authorized to distribute the funds held in the IPO trust account to holders of public shares.  If sufficient votes to approve the dissolution and plan of liquidation are not available at the meeting, or if a quorum is not present in person or by proxy, the Company’s board may seek to adjourn or postpone the meeting to continue to seek such approval.

Q:	If the dissolution and plan of liquidation is approved, what happens next?

A:
We will file a certificate of dissolution with the Delaware Secretary of State, conclude our negotiations with creditors, pay or adequately provide for the payment of the Company’s liabilities, distribute the proceeds of the IPO trust account to holders of public shares, and otherwise effectuate the plan of liquidation.

Q:	How are votes counted?

A:
You may vote “FOR,” “AGAINST” or “ABSTAIN.”  If you “ABSTAIN” or do not vote, it has the same effect as a vote “AGAINST” approval of the Company’s dissolution and plan of liquidation.  If you provide specific voting instructions, your shares will be voted as you instruct.  If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Company’s board.

Q:	What will happen to my warrants in connection with the dissolution and liquidation of the company?

A:
No distributions will be made to warrant holders pursuant to the plan of liquidation.  A holder of our warrants should generally recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

Q:	Can I still sell my shares?

A:
You may be able to sell your shares at this time, although, as a result of the desliting of our securities by the NYSE Amex, the termination of the Company’s existence, and announcement of the Company’s intention to liquidate, the market for the Company’s shares is limited.  If you sold shares before, or purchased shares after, the record date for the special meeting, you will not be entitled to vote those shares at the special meeting.  In addition, you will only be entitled to receive a pro rata portion of the IPO trust account with respect to shares held by you as of the close of business on February 16, 2010, the date the Company’s corporate existence terminated and the record date for both the special meeting and the liquidating distribution.  Delaware law restricts transfers of our common stock after dissolving, which we expect will occur upon approval of the Company’s dissolution and plan of liquidation by stockholders at the special meeting.  Thereafter, we believe that any trades of the Company’s shares will be tracked and marked with a due bill by the Depository Trust Company.

PROPOSAL 1:  DISSOLUTION AND LIQUIDATION

You are being asked to approve the Company’s dissolution and plan of liquidation.  The board has approved the Company’s dissolution and related plan of liquidation, declared it advisable and directed that the dissolution and plan of liquidation be submitted for stockholder approval at the meeting.  A copy of the plan of liquidation is attached as Annex A to this proxy statement, and you are encouraged to read it carefully.

Overview

If the Company’s dissolution and plan of liquidation are approved, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

1.	filing a certificate of dissolution with the Secretary of State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years, as required under Delaware law;

2.	giving the trustee of the IPO trust account notice to commence turning over all trust account funds to the Company’s transfer agent for distribution according to the plan of liquidation;

3.
as provided in the plan of liquidation, paying or adequately providing for the payment of our known liabilities, including (i) existing liabilities for taxes, (ii) unpaid liabilities to service providers and other creditors, including expenses of the dissolution and liquidation, and (iii) our obligations to the Company’s stockholders in accordance with the Company’s charter;

4.
if there are insufficient assets to satisfy our known and unknown liabilities, paying all such liabilities according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor;

5.	winding up our remaining business activities;

6.	complying with U.S. Securities and Exchange Commission filing requirements, for so long as we are required to do so; and

7.	making tax and other regulatory filings.

Upon dissolution, we will distribute to all of the holders of our public shares, in proportion to their respective equity interests, an aggregate sum equal to the amount in the IPO trust account.  The holders of the Company’s common stock that were not issued in the Company’s IPO, including purchasers in our private placement offering, have waived their rights to participate in any liquidation distribution, but only with respect to those shares of common stock owned by them prior to our IPO; they will participate in any liquidation distribution with respect to any shares of common stock acquired in connection with or following our IPO.  We expect to pay the costs of liquidation primarily with the proceeds from anticipated tax refunds.  If such funds are insufficient, our officers will pay the funds necessary to complete such liquidation.

Following dissolution, although it does not currently expect to do so, our Board of Directors may, at any time, engage third parties to complete the liquidation pursuant to the plan of liquidation.  In addition, although it does not presently anticipate that it will be necessary to do so since we do not have any material assets outside the IPO trust account, the Board will be authorized to establish a liquidating trust to complete the Company’s liquidation.  The Company intends to pursue any applicable federal or state tax refunds arising from business activities from inception through dissolution.  To the extent the Company is successful in obtaining such refunds, the proceeds will be used to satisfy the claims against or obligations of the Company, including claims of various vendors or other entities that are owed money by us for services rendered or products sold to us.

The Company currently has approximately $1.0 million of accrued and unpaid liabilities, and only nominal cash outside the trust account, both of which the Company expects to reduce to zero in connection with the winding down of its business.

The Company currently anticipates that it will distribute an aggregate of approximately $200 million, or $10.00 per share, to its public stockholders.  However, the proceeds deposited in the trust account could become subject to the claims of our creditors, based on fraudulent inducement, breach of fiduciary responsibility or similar claims, which would have higher priority than the claims of the holders of our public shares.  There is no guarantee that all vendors, prospective target businesses or other entities we have engaged which have executed agreements waiving any right, title, interest or claim of any kind in or to monies held in the trust account will be prevented from bringing claims against the trust account, as well as claims challenging the enforceability of any such waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account.

In addition, there is no guarantee that vendors, prospective target businesses or other entities we have engaged will not bring claims in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason if such claims, in the aggregate, exceed the amount of interest income (net of tax, if any, payable by the Company with respect to such interest) that was received by the Company to fund working capital requirements.  Messrs. James N. Hauslein and Gaurav V. Burman have each agreed, pursuant to a letter agreement with us and the representatives of our IPO underwriters, that if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or third parties that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of our IPO not held in the trust account.  Our board, a majority of which are independent directors, may have a fiduciary obligation to our stockholders to bring a claim against Messers. Hauslein and Burman to enforce their liability obligation.  However, we cannot assure you that Messrs. Hauslein and Burman will be able to satisfy their obligations if they are required to do so.  Furthermore, Messrs. Hauslein and Burman will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver of claims against the IPO trust account, even if such waiver is subsequently found invalid or unenforceable.  Neither Mr. Hauslein nor Mr. Burman will be personally liable to pay any of our debts and obligations except as provided above.

The holders of our public shares will be entitled to receive funds from the trust account only in the event of our liquidation.  In no other circumstance will a stockholder have any right or interest of any kind to or in the trust account.

Risk Factors to be Considered in Connection
with the Company’s Dissolution and Liquidation

There are a number of factors that our stockholders should consider when deciding whether to vote to approve the Company’s dissolution and plan of liquidation, including the following:

We may not meet the anticipated timing for the dissolution and liquidation.

If our stockholders approve the Company’s dissolution and plan of liquidation, we intend to wind up our business promptly thereafter.  We expect that we will authorize and direct the liquidation distribution of the IPO trust account proceeds to our stockholders as soon as practicable following the filing of our certificate of dissolution with the State of Delaware after the special meeting.  However, there are a number of factors that could delay our anticipated timetable, including the following:

1.	delays in the payment, or arrangement for payment or compromise, of remaining Company liabilities or obligations;

2.	lawsuits or other claims asserted against us; and

3.	unanticipated legal, regulatory or administrative requirements.

If our reserves for payments to creditors are inadequate, each stockholder may be liable for a pro rata portion of creditors’ claims up to the amount distributed to such stockholder by us.

Pursuant to Delaware law, we will continue to exist for three years after our dissolution becomes effective for completion of our winding up.  If we fail to provide adequately for all our liabilities, each of our stockholders could be liable for payment of the stockholder’s pro rata portion of creditors’ claims up to the amount distributed to such stockholder in the liquidation.

Claims may be made against the IPO trust account, resulting in its impairment or in delay in distributing it to the holders of public shares.

The Company’s aggregate liabilities to service providers and other creditors exceed available funds outside the IPO trust account, including anticipated tax refunds.  Pursuant to their indemnification obligations, our executive officers have generally agreed that they will indemnify the Company as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of our public offering not held in the trust account, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account.  The Company’s creditors may seek to satisfy their claims from funds in the IPO trust account if our executive officers do not perform their indemnification obligations.  This could reduce a stockholder’s distribution from the IPO trust account, or delay stockholder distributions.  We believe we have identified all of the Company’s liabilities, and do not expect the foregoing to occur.

There may be difficulty enforcing the indemnification obligations of the Company’s executive officers.

As stated above, our executive officers have agreed that they will indemnify the Company as a result of the claims of vendors or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of our public offering not held in the trust account, to the extent necessary, to ensure that such claims do not reduce the amount in the trust account.  We currently believe that our executive officers are capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations.  To the extent the indemnification obligations end up being substantially higher than our executive officers currently foresee or expect and/or their financial resources deteriorate in the future, this could also act as a limitation on this indemnification.  Hence, we cannot assure you that our executive officers will be able to satisfy those obligations.

Recordation of transfers of our common stock on our stock transfer books will be restricted as of filing the certificate of dissolution, and thereafter it generally will not be possible for stockholders to change record ownership of our stock.

After dissolution, Delaware law and our plan of liquidation will prohibit transfers of record of our common stock except by will, intestate succession or operation of law.  We believe, however, that after dissolution any trades of shares of our common stock held in “street name” will be tracked and marked with a due bill by the Depository Trust Company.

Our board may delay implementation of the plan of liquidation, even if dissolution is approved by our stockholders.

Even if the Company’s dissolution is approved by our stockholders, our board has reserved the right, in its discretion, to delay implementation of the plan of liquidation if it determines that doing so is in the best interests of the Company and its stockholders.  The board is, however, unaware of any circumstances under which it would do so.

If our stockholders do not approve our dissolution and plan of liquidation, no assurances can be given as to how or when, if ever, amounts in the trust account will be distributed to our stockholders.

The Company’s charter provides that the Company’s stockholders approve the Company’s dissolution and plan of liquidation.  If the Company’s stockholders do not approve the dissolution and the plan of liquidation, the Company may not have the requisite legal authority to distribute the trust account proceeds to stockholders.  In such case, no assurance can be given as to how or when, if ever, such amounts will be distributed.

Dissolution under our Charter and Delaware Law

Under our charter, we were required to dissolve because we were not able to complete a “business combination” within the required time period.  Under Delaware law, stockholders need to approve the dissolution.  In addition, our charter requires that we submit the plan of liquidation to our stockholders for approval.  That is why we are holding the special meeting.

The Company’s board of directors has approved the Company’s dissolution and related plan of liquidation.  Following stockholder approval, the dissolution will be effected by filing a certificate of dissolution with the State of Delaware.  Once a corporation is dissolved, its existence is automatically continued for a term of three years, but solely for the purpose of winding up its business.  The process of winding up includes:

1.	prosecution and defense of any lawsuits;

2.	settling and closing of any business;

3.	disposition and conveyance of any property;

4.	discharge of any liabilities; and

5.	distribution of any remaining assets to the stockholders of the corporation.

Our Conduct Following Approval of the
Company’s Dissolution and Plan of Liquidation

Our directors and officers will not receive any compensation for the duties performed in connection with the Company’ dissolution and plan of liquidation.  Following approval of the Company’ dissolution and plan of liquidation by our stockholders at the special meeting, our activities will be limited to winding up our affairs, taking such actions as we believe may be necessary, appropriate or desirable to preserve the value of our assets, and distributing our assets in accordance with the plan of liquidation.

We are obligated to indemnify our officers, directors and agents in accordance with our amended and restated certificate of incorporation and bylaws for actions taken in connection with winding up our affairs; however, given our minimal assets we may not be able to provide meaningful indemnification to such persons.  The board and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be appropriate to cover our indemnification obligations under the plan of liquidation.

Contingency Reserve

We generally are required, in connection with the Company’ dissolution, to provide for payment of our liabilities.  We intend to pay or provide for payment of all our known liabilities promptly after stockholder approval of the Company’s dissolution and plan of liquidation, and to set aside a contingency reserve, consisting solely of the indemnification obligations of our executive officers, that we believe will be adequate to satisfy all of our liabilities.  If it is not, either because the liability is not covered by the indemnification obligation of our executive officers or because they default on this obligation, a creditor could bring a claim against one or more of our stockholders for each such stockholder’s pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the plan of liquidation.  Because of the amount of our unpaid liabilities and the nature of our limited assets, we do not expect that any distributions will be made to the public stockholders other than of amounts currently held in our IPO trust account.

Potential Liability of Stockholders

Under the DGCL, in the event we fail to create adequate reserves for liabilities, or should such reserves be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due to creditors to the extent of the amount that such stockholder received from us and from any liquidating trust under our plan of liquidation.  Each stockholder’s exposure to liability is limited to his, her or its pro rata portion of the amounts due to each creditor and is capped, in any event, at the amount of the distribution actually received by such stockholder.

Stock Certificates

Stockholders should not forward their stock certificates before receiving instructions to do so.  After such instructions are sent, stockholders of record must surrender their stock certificates to receive distributions, pending which their pro rata portions of the trust account may be held in trust, without interest and subject to escheat laws.  If a stock certificate has been lost, stolen or destroyed, the holder may be required to furnish us with satisfactory evidence of the loss, theft or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Exchange Act Registration

Our equity securities formerly traded on the NYSE Amex.  On February 16, 2010, the date the Company’s corporate existence terminated, the NYSE Amex filed Forms 15 with the SEC to delist all of our equity securities.  In addition, in view of the significant costs involved in compliance with reporting requirements and other laws, the Company has filed a From 15 to terminate the Company’s reporting requirements under the Securities Exchange Act of 1934, as amended.

Liquidating Trust

Although the board does not believe it will be necessary, we may transfer any of our remaining assets to one or more liquidating trusts, the purpose of which would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders.  Any liquidating trust would be evidenced by a trust agreement between the Company and the person(s) the Board chooses as trustee(s).

Sales of Assets and Collection of Sums Owing

The plan of liquidation gives the board the authority to sell all of our remaining assets, although the Company’ existing assets outside the trust account are immaterial.  Any such sale proceeds may be reduced by transaction expenses, and may be less for a particular asset than if we were not in liquidation.  The plan of liquidation also authorizes the board to proceed to collect all sums due or owing to the Company, including any tax refunds owing to the Company.  Any such funds collected will be distributed in accordance with the plan of liquidation, and are expected to be used to satisfy the Company’s outstanding obligations to creditors.

Absence of Appraisal Rights

Stockholders are not entitled to appraisal rights in connection with the Company’ dissolution and plan of liquidation.

Regulatory Approvals

We do not believe that any material United States federal or state regulatory requirements must be met or approvals obtained in connection with the Company’ dissolution or the plan of liquidation.

Treatment of Warrants

There will be no distribution from the trust account with respect to the Company’ warrants.

Payment of Expenses

In the discretion of our Board, we may pay brokerage, agency, professional and other fees and expenses to any person in connection the implementation of the plan of liquidation.

Certain United States Federal Income Tax Consequences

The following discussion is a general summary of certain of the United States federal income tax consequences of the plan of liquidation to holders of our common stock and warrants.  This summary does not purport to cover all aspects of federal income taxation that may be relevant to a stockholder or warrant holder.  This summary does not discuss any aspect of state, local, foreign or other tax laws.  In addition, certain stockholders and warrant holders (including without limitation banks, insurance companies, tax-exempt organizations, financial institutions, broker dealers, stockholders or warrant holders who have acquired shares of our common stock or warrants upon the exercise of an option or otherwise as compensation, stockholders and warrant holders that have elected mark-to-market accounting, stockholders and warrant holders that are subject to the alternative minimum tax, regulated investment companies, real estate investment trusts, stockholders and warrant holders whose functional currency is not the United States dollar, United States expatriates or former long-term residents of the United States, and stockholders or warrant holders that acquire, hold, or dispose of our common stock or warrants as part of a straddle, hedge, wash sale, constructive sale, or conversion transaction or other integrated investment) may be subject to special rules not discussed below.  Additionally, the discussion does not consider the tax treatment of, or the tax consequences to, partnerships (including entities treated as partnerships for United States federal income tax purposes) or pass-through entities or persons who hold our common stock or warrants through such entities.  The tax treatment of a partnership or other pass-through entity and each partner or member thereof will generally depend upon the status and activities of the entity and such partner or member.  Stockholders and warrant holders that are treated as partnerships or other pass-through entities for United States federal income tax purposes and persons who hold our common stock or warrants through such entities should consult their own tax advisors regarding the United States federal income tax considerations applicable to them in connection with the plan of liquidation.  This summary assumes that the shares of our common stock or warrants are held as a “capital asset” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury Regulations, judicial opinions, and published positions of the Internal Revenue Service, which we refer to as the IRS, all as in effect on the date hereof and which may be subject to differing interpretations or change, possibly with retroactive effect.  We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “United States person” means a person that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined for United States federal income tax purposes) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined for United States federal income tax purposes).  As used in this discussion, the term “United States holder” means a beneficial owner of our common stock or warrants that is a United States person and the term “non-United States holder” means a beneficial owner of our common stock or warrants that is not a United States person or a partnership or other entity treated as a partnership for United States federal income tax purposes.

This discussion is only a summary of material United States federal income tax consequences of the acquisition, ownership and disposition of our securities.  Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any United States federal tax laws, any state, local or non-United States tax laws, and any applicable tax treaty.

Consequences to the Stockholders

Gain or loss on liquidation.

Amounts received by stockholders pursuant to the liquidation will be treated as full payment in exchange for their shares of our common stock.  As a result of our liquidation, a stockholder generally will recognize gain or loss equal to the difference between (i) the amount of cash distributed to such stockholder (including distributions to any liquidating trust), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s adjusted tax basis in the shares of our common stock.  A stockholder’s gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired on different dates or for different prices.  Each liquidation distribution will be allocated proportionately to each share of stock owned by a stockholder, and will be applied first to reduce a stockholder’s tax basis with respect to such share of stock.  Gain will be recognized in connection with a liquidation distribution allocated to a share of stock to the extent that the aggregate value of all liquidation distributions received by a stockholder with respect to that share exceeds such stockholder’s tax basis for that share.  Any loss generally will be recognized only if the aggregate value of the liquidation distributions with respect to a share of stock is less than the stockholder’s tax basis for that share.  If a stockholder is required to return any distribution, any payments by the stockholder in satisfaction of any contingent liability of the Company not covered by our contingency reserve generally would result in a loss in the year paid.  Gain or loss recognized by a stockholder in connection with our liquidation generally will be treated as capital gain or loss and will be long-term capital gain or loss if the stockholder’s holding period with respect to the common stock so disposed of exceeds one year.  There is substantial uncertainty, however, as to whether the conversion rights with respect to our common stock, which allowed a stockholder to convert his, her or its shares into cash upon a business combination which the stockholder voted against and which was completed by us, will affect a stockholder’s ability to satisfy the applicable holding period requirements, since such stockholder’s holding period with respect to the common stock may be treated as not beginning until after such conversion rights are no longer in effect.  The deduction of capital losses is subject to certain limitations.

Any gain realized by a non-United States holder upon the liquidation of the Company generally will not be subject to United States federal income tax unless: (1) the gain is effectively connected with a trade or business of the non-United States holder in the United States (and, if an income tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the non-United States holder) or (2) the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Net gain realized by a non-United States holder described in clause (1) of the preceding paragraph will be subject to tax at generally applicable United States federal income tax rates.  Any gains of a corporate non-United States holder described in clause (1) of the preceding paragraph may also be subject to a “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.  Gain realized by an individual non-United States holder described in clause (2) of the preceding paragraph (which may be offset by United States source capital losses) will be subject to a flat 30% tax.

Liquidating Trusts.

Although we anticipate that such a transfer is unlikely, given our limited assets outside of the trust account, if we transfer assets to a liquidating trust for the benefit of the stockholders, we intend to structure any such liquidating trust as a grantor trust of the stockholders, so that stockholders will be treated for United States federal income tax purposes as first having constructively received their pro rata share of the property transferred to the trust and then having contributed such property to the trust.  In the event that one or more liquidating trusts are formed, the stockholders generally will receive notice of the transfer(s).  The amount of the deemed distribution to the stockholders generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject.  A liquidating trust qualifying as a grantor trust is itself not subject to United States federal income tax.  Our former stockholders, as owners of the liquidating trust, would be required to take into account for United States federal income tax purposes their respective allocable portions of any future income, gain, or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust with which to pay any tax on such tax items.  Stockholders would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Back-Up Withholding.

Unless a stockholder complies with certain Form W-9 or other certification procedures or is an exempt recipient under applicable provisions of the Code and Treasury Regulations, he/she or it may be subject to back-up withholding tax with respect to any payments received pursuant to the liquidation.  The back-up withholding tax is currently imposed at a rate of 28%.  Back-up withholding generally will not apply to payments made to an exempt recipient such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information.  If back-up withholding applies, the amount withheld is not an additional tax, but is credited against the stockholder’s United States federal income tax liability.

Consequences to Warrant Holders

Since no distributions will be made to warrant holders pursuant to the plan of liquidation, a holder of our warrants should recognize a capital loss equal to such warrant holder’s tax basis in the warrant in the tax year in which such warrant becomes worthless (or expires).

Vote Required and Recommendation

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock on the record date.  THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S DISSOLUTION AND PLAN OF LIQUIDATION.

 PROPOSAL 2:  ADJOURNMENT PROPOSAL

The Company is submitting to its stockholders a proposal to authorize the named proxies to vote in favor of the adjournment of the special meeting in the event that there are not sufficient votes to approve the Company’s dissolution and plan of liquidation at the time of the meeting.  Even though a quorum may be present at the meeting, it is possible that the Company may not have received sufficient votes to approve the Company’s dissolution and plan of liquidation at the time of the meeting.  In that event, such proposal could not be approved unless the meeting was adjourned in order to permit further solicitation of proxies.

In order to allow the proxies that have been received by the Company at the time of the meeting to be voted for the adjournment proposal, if necessary, the Company has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Company’s stockholders for their consideration.  A majority of shares present at the meeting is required in order to approve the adjournment proposal.

The board recommends that the Company’s stockholders vote their proxies in favor of the adjournment proposal so that their proxies may be used for such purpose should it become necessary.  Properly executed proxies will be voted in favor of the adjournment proposal unless otherwise noted thereon.  If it is necessary to adjourn the meeting, no notice of the time and place of the adjourned meeting is required to be given to the Company’s stockholders other than an announcement of such time and place at the meeting.  The adjournment proposal relates only to an adjournment occurring for purposes of soliciting additional proxies for approval of the Company’s dissolution and plan of liquidation in the event that there are insufficient votes to approve such proposal at the meeting.  Any other adjournment (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by proxy.

The board retains full authority to postpone the meeting prior to the meeting being convened without the consent of any of the Company’s stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock.  THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THIS PROPOSAL.

INFORMATION ABOUT THE COMPANY

Overview

We are a Delaware blank check company formed on September 6, 2007 to complete a business combination with one or more operating businesses.  Our efforts in identifying a prospective target business were not limited to a particular industry or geography.

On January 30, 2008, we completed our initial public offering of 20,000,000 units for an offering price of $10.00 or an aggregate of $200,000,000.  Each unit consists of one share of our common stock, par value $.001, and one warrant.  Each warrant entitles the holder to purchase one share of our common stock at a price of $7.00 commencing on our consummation of a business combination, provided that there is an effective registration statement covering the shares of common stock underlying the warrants.  The warrants expire on January 23, 2012, unless earlier redeemed.

We received gross proceeds of $200,000,000 from our initial public offering.  Of those proceeds, (i) we deposited $194,200,000 into a trust account at Bank of America, maintained by American Stock Transfer & Trust Company, as trustee, which included $8,955,000 of deferred underwriting discounts and commissions; (ii) the underwriters of our initial public offering, Lazard Capital Markets and Morgan Stanley, received $5,045,000 in underwriting discounts and commissions (excluding the deferred underwriting discounts and commissions); and (iii) we retained $755,000 for offering expenses and to fund our initial working capital.  In addition, we deposited into the trust account gross proceeds of $5,800,000 received from the sale of 5,800,000 insider warrants to James N. Hauslein, Gaurav V. Burman, Sir Peter Burt, Michael T. Biddulph, Michael W. Burt, and Promethean plc, which sale was consummated concurrently with the closing of our initial public offering.  Each insider warrant was purchased at a price of $1.00 per warrant and has an exercise price of $7.00.

Employees

We currently have only two executive officers.  These individuals are not obligated to devote any specific number of hours to our matters.

Properties

We do not own any real estate or other physical properties.  We maintain our executive offices at c/o Hauslein & Company, 11450 SE Dixie Highway, Suite 106, Hobe Sound, Florida 33455.  Hauslein & Company provides us with certain administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, pursuant to a letter agreement between us and Hauslein & Company.  The cost for the foregoing services provided to us by Hauslein & Company is $10,000 per month.  We believe, based on rents and fees for similar services, that the fee charged by Hauslein & Company is at least as favorable as we could obtain from an unaffiliated person.  we consider our current office space adequate for our current operations.

Legal Proceedings

There are currently no legal proceedings against us.

Termination of Corporate Existence

At a special meeting of the Company’s stockholders held on February 12, 2010, holders of more than 30% of the Company’s public shares voted against the proposed business combination of the Company and Koosharem Corporation, a California corporation doing business as “Select Staffing” and sought conversion of their shares into a pro rata portion of the IPO trust account.  As a result, the business combination could not be consummated and, pursuant to the Company’s charter, the Company’s corporate existence terminated on February 16, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, by:

•	each person known by us to be the owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors; and

•	all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.  The following table does not reflect record or beneficial ownership of the Company’s warrants, as these warrants are not exercisable until consummation of a business combination

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
George L. Pita	125,000	*
James N. Hauslein(2)	2,373,914	9.5%
Gaurav V. Burman(3)	515,353	2.1%
Rohit M. Desai(4)	25,000	*
Robert A. Knox	25,000	*
Raj Mishra	25,000	*
All officers and directors as a group	3,089,267	12.4%
Integrated Core Strategies (US) LLC(5)	1,512,440	6.0%
Federated Kaufmann(6)	2,559,788	10.2%
Arrowgrass Capital Partners (US) LP(7)	2,350,150	9.4%

* Less than 1%.
[1]	Except as otherwise indicated, the business address of each of the beneficial owners is c/o Hauslein & Company, Inc., 11450 SE Dixie Highway, Suite 206, Hobe Sound, Florida 33455.
[2]	Includes 17,391 shares held by the Diane G. Hauslein Trust, the trustee of which is Mr. Hauslein. Diane G. Hauslein is Mr. Hauslein’s sister.
[3]	All such shares are held by Elephant North America Limited, a holding company beneficially owned by Mr. Burman.
[4]	All such shares are held by the Irrevocable Trust # 1 for Descendants of Rohit Desai, the trustee of which is Mr. Desai’s wife.
[5]
Based on a Schedule 13G/A filed on February 10, 2010 with the SEC jointly by Integrated Core Strategies (US) LLC, Millennium Management LLC, and Israel A. Englander.  All shares are held by Integrated Core Strategies (US) LLC.  Millennium Management LLC is the manager of the Integrated Core Strategies (US) LLC, and Israel A. Englander is the managing member of Millennium Management LLC.  Integrated Core Strategies (US) LLC.  Millennium Management LLC, and Israel A. Englander each exercise shared voting and dispositive power over all such shares.  The address of Integrated Core Strategies (US) LLC is 666 Fifth Avenue, New York, New York 10103.

[6]
Reflects shares held by Federated Kaufman Fund, a portfolio of Federated Equity Funds, a Massachusetts business trust, Federated Kaufmann II, a portfolio of Federated Insurance Series, a Massachusetts business trust, and Federated Kaufmann Equity Growth Fund, a sub fund of Federated International Funds PLC, an Irish public limited company.  The address of such Federated funds is Federated Investors Tower, Pittsburg, Pennsylvania 15222.

[7]
Based on a Schedule 13D filed on February 2, 2010 with the SEC jointly by Arrowgrass Capital Partners (US) LP and Arrowgrass Capital Services (US) Inc.  All such shares are held by Arrowgrass Master Fund Ltd. (“AMF”).  Arrowgrass Capital Services (US) Inc. is the general partner of Arrowgrass Capital Partners (US) LP, which serves as the investment manager of AMF.  Arrowgrass Capital Partners (US) LP and Arrowgrass Capital Services (US) Inc. each exercise shared voting and dispositive power over all such shares.  The address of Arrowgrass Capital Partners (US) LP and Arrowgrass Capital Services (US) Inc. is 245 Park Avenue, 39th Floor, New York, New York 10167.

STOCKHOLDER PROPOSALS

Whether or not the Company’s dissolution and plan of liquidation is approved, the Company does not expect to have an annual meeting of stockholders after the special meeting.  Therefore, we are not providing instructions as to how stockholders can make proposals for future meetings.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, the Company and services that it employes to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement.  Upon written or oral request, the Company will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future.  Stockholders receiving multiple copies of such documents may likewise request that the Company deliver single copies of such documents in the future.  Stockholders may notify the Company of their requests by writing or calling us c/o Hauslein & Company, Inc., 11450 SE Dixie Highway, Suite 106, Hobe Sound, Florida 33455, Attn:  James N. Hauslein, Chairman and Chief Executive Officer (772.545.9042).

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission.  Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Three World Financial Center, Suite 400, New York, New York 10281-1022.  For further information concerning the Commission’s public reference rooms, you may call the Commission at 1-800-SEC-0330.  Some of this information may also be accessed on the World Wide Web through the Commission’s Internet address at “http://www.sec.gov.”

OTHER MATTERS

No person is authorized to give any information or to make any representations with respect to the matters described in this proxy statement other than those contained herein.  Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company.  The delivery of this proxy statement shall not under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information in this proxy statement is correct as of any time subsequent to the date hereof.

ANNEX A

PLAN OF LIQUIDATION
OF
ATLAS ACQUISITION HOLDINGS CORP.

(A Dissolved Delaware Corporation)

This Plan of Liquidation (or “Plan”) of Atlas Acquisition Holdings Corp. (“Atlas,” “we” or “us”) is dated this _____ day of March, 2010.

WHEREAS, Article Sixth of Atlas’ Amended and Restated Certificate of Incorporation, as amended (the “Charter”), provides that Atlas’ corporate existence shall terminate on February 16, 2010 (the “Termination Date”);

WHEREAS Atlas did not consummate a business combination prior to the Termination Date;

WHEREAS, the Atlas board of directors and stockholders have heretofore authorized the dissolution of Atlas pursuant to its Charter and Delaware law;

WHEREAS, Atlas elects to adopt a plan of distribution pursuant to Section 281(b) of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, Atlas has paid or made reasonable provision to pay all claims and obligations of Atlas known to it, including all contingent, conditional or unmatured contractual claims, other than the following:

1.           The fees and expenses in connection with legal, accounting and other services rendered prior to the date hereof, all as shown on Atlas’ unaudited interim financial statements at and for the period ended September 30, 2009, and liabilities and obligations incurred or to be incurred after such date to vendors or other persons for services rendered or goods sold, including fees and expenses in connection with legal, accounting and other professional services to be rendered in connection with the dissolution and liquidation of Atlas and the winding up of its business and affairs (the “Outstanding Obligations”);

2.           Liabilities for taxes (the “Tax Liabilities”); and

3.           Atlas’ obligations to holders (the “Public Stockholders”) of its shares of common stock, par value $0.001 per share (the “Common Stock”), issued in its initial public offering (the “IPO”) to distribute the proceeds of the trust account (the “Trust Account”) established in connection with the IPO upon the dissolution and liquidation of Atlas as provided in Atlas’ Charter;

WHEREAS, to the best of Atlas’ knowledge there are no pending actions, suits or proceedings to which Atlas is a party;

WHEREAS, there are no facts known to Atlas indicating that claims that have not been made known to Atlas or that have not arisen are likely to become known to Atlas or to arise within ten years after the date of dissolution; and

WHEREAS, each of James N. Hauslein and Gaurav V. Burman has reaffirmed his obligation given to Atlas in connection with its IPO, to indemnify and hold harmless Atlas against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which Atlas may become subject as a result of any claim by any vendor or other person who is owed money by Atlas for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account.

NOW THEREFORE, Atlas adopts the following Plan, which shall constitute a plan of distribution in accordance with Section 281(b) of the DGCL:

1.           PAYMENT OF LIABILITIES AND OBLIGATIONS.  Atlas shall, as soon as practicable following the filing by Atlas of a certificate of dissolution pursuant to Section 275(d) of the Delaware General Corporation Law, (a) pay or provide for the payment in full, or in such other amount as shall be agreed upon by Atlas and the relevant creditor of the Outstanding Obligations, from assets other than in the Trust Account, and (b) pay or provide for the payment in full of all Tax Liabilities including, if determined by the Company’s chief executive officer as in the best interests of the Company, from the assets in the Trust Account.

2.           CONTINGENCY RESERVE.  There being no facts now known to Atlas suggesting that any unknown claims or obligations of Atlas or claims that have not arisen against Atlas exist or might arise, Atlas shall retain the indemnification obligations owed by each of James N. Hauslein and Gaurav V. Burman to Atlas referred to in the eighth recital above as provision for any and all such claims and obligations.

3.           AUTHORITY OF OFFICERS AND DIRECTORS.  The Board and the officers of Atlas shall continue in their positions for the purpose of winding up the affairs of Atlas as contemplated by the laws of the State of Delaware.  The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process and is authorized to pay such persons compensation for their services; provided, however, that no current officer or director of Atlas shall receive any compensation for his or her services as aforesaid and that any such compensation to such other persons shall be fair and reasonable.  The adoption of the Plan by the Board shall constitute full and complete authority, in accordance with and subject to the terms of the Charter, for the Board and the officers of Atlas, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deems necessary, appropriate or advisable (a) to dissolve Atlas in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business; (b) to sell, dispose, convey, transfer and deliver the assets of Atlas; (c) to satisfy or provide for the satisfaction of Atlas’ obligations in accordance with Section 281(b) of the DGCL; and (d) to distribute all of the remaining funds of Atlas to the Public Stockholders in complete cancellation or redemption of its stock.

4.           CONVERSION OF ASSETS INTO CASH OR OTHER DISTRIBUTABLE FORM.  The officers and agents of Atlas shall, as promptly as feasible, proceed to collect all sums due or owing to Atlas, including recovery of any tax refunds, to sell and convert into cash any and all corporate assets and, out of the assets of Atlas, attempt to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of Atlas pursuant to Sections 1 and 2 above, including all expenses of the sale of assets and of the dissolution and liquidation provided for by this Plan.

5.           RECOVERY OF ASSETS.  In the event that Atlas (or any trustee or receiver for Atlas appointed pursuant to Section 279 of the DGCL) shall recover any assets or funds belonging to Atlas, including any tax refunds, such funds shall first be used to satisfy any claims against or obligations of Atlas, and to the extent any assets or funds remain thereafter, shall be distributed to the Public Stockholders in accordance with and subject to the terms of the Charter and the DGCL and to such terms and conditions as the Board (or any trustee or receiver for Atlas) may deem appropriate; provided, however, that nothing herein shall be deemed to preclude Atlas (or any trustee or receiver for Atlas) from petitioning any court of competent jurisdiction for instructions as to the proper distribution and allocation of any such assets or funds that may be recovered by or on behalf of Atlas.

6.           PROFESSIONAL FEES AND EXPENSES.  In connection with and for the purpose of implementing and assuring completion of this Plan, Atlas may, in the sole and absolute discretion of the Company’s chief executive officer, pay any brokerage, agency and other fees and expenses of persons rendering services to Atlas in connection with the collection, sale, exchange or other disposition of Atlas’ property and assets and the implementation of this Plan.

7.           INDEMNIFICATION. Atlas shall continue to indemnify its officers, directors, employees and agents in accordance with the Charter, its bylaws and any contractual arrangements for actions taken in connection with this Plan and the winding up of the affairs of Atlas.  The Board, in its sole and absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover Atlas’ obligations hereunder, including, without limitation, directors’ and officers’ liability coverage.

8.           LIQUIDATING TRUST.  The Board may, but is not required to, establish and distribute assets of Atlas to a liquidating trust, which may be established by agreement in form and substance determined by the Board with one or more trustees selected by the Board. In the alternative, the Board may petition a court of competent jurisdiction for the appointment of one or more trustees to conduct the liquidation of Atlas, subject to the supervision of the Court.  Whether appointed by an agreement or by the court, any trustee or trustees shall in general be authorized to take charge of Atlas’ property, and to collect the debts and property due and belonging to Atlas, with power to prosecute and defend, in the name of Atlas or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint agents under them and to do all other acts which might be done by Atlas that may be necessary, appropriate or advisable for the final settlement of the unfinished business of Atlas.

9.           LIQUIDATING DISTRIBUTIONS.  Liquidating distributions, in accordance with and subject to the terms of the Charter, shall be made from time to time after stockholder approval of the Company’s dissolution, to the holders of record, at the close of business on February 16, 2010, of outstanding shares of Common Stock sold pursuant to the IPO, pro rata in accordance with the respective number of shares then held of record; provided, however, that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of Atlas (including costs and expenses incurred and anticipated to be incurred in connection with the complete liquidation of Atlas).  All determinations as to the time for and the amount of liquidating distributions shall be made in the exercise of the absolute discretion of the Company’s chief executive officer and in accordance with Section 281(b) of the DGCL.  As provided in Section 12 below, distributions made pursuant to this Plan shall be treated as made in complete liquidation of Atlas within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder.

10.           AMENDMENT OR MODIFICATION OF PLAN.  If for any reason the Board determines that such action would be in the best interests of Atlas, it may amend or modify this Plan and all actions contemplated hereunder to the extent permitted by the DGCL and in accordance with and subject to the terms of the Charter; provided, however, that Atlas will not amend or modify this Plan under circumstances that would require additional stockholder approval under the DGCL and/or the federal securities laws without complying with such laws.

11.           CANCELLATION OF STOCK AND STOCK CERTIFICATES. Following the dissolution of Atlas, it shall no longer permit or effect transfers of any of its stock, except by will, intestate succession or operation of law.

12.           LIQUIDATION UNDER CODE SECTIONS 331 AND 336.  It is intended that this Plan shall be a plan of complete liquidation of Atlas in accordance with the terms of Sections 331 and 336 of the Code and the Treasury regulations promulgated thereunder.  This Plan shall be deemed to authorize the taking of such action as may be necessary or determined to be appropriate by the appropriate officers of Atlas to conform with the provisions of said Sections 331 and 336.

13.           FILING OF TAX FORMS.  The appropriate officers of Atlas are authorized and directed to execute and file on a timely basis an Internal Revenue Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be necessary or appropriate in connection with this Plan and the carrying out thereof.

ATLAS ACQUISITION HOLDINGS CORP.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 15, 2010

The undersigned hereby appoints James N. Hauslein and Gaurav V. Burman, and each of them, as proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Atlas Acquisition Holdings Corp. that the undersigned may be entitled to vote at the special meeting of Stockholders of Atlas Acquisition Holdings Corp. to be held at the offices of Greenberg Traurig, LLP, MetLife building, 200 Park Avenue, New York, New York 10166 on Monday, March 15, 2010 at 10:00 a.m., New York time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions.

IF YOU DO NOT RETURN YOUR PROXY CARD WITH AN INDICATION OF HOW YOU WISH TO VOTE, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE PROPOSED DISSOLUTION AND PLAN OF LIQUIDATION.  FAILURE TO VOTE WITH RESPECT TO THE ADJOURNMENT PROPOSAL WILL HAVE NO EFFECT ON THIS PROPOSAL, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.  IF YOU SIGN YOUR PROXY CARD WITH NO FURTHER INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.  EACH OF THE DIRECTORS AND OFFICERS OF ATLAS ACQUISITION HOLDINGS CORP. WILL RETURN AN UNMARKED PROXY WITH DIRECTIONS TO VOTE THEIR RESPECTIVE SHARES “FOR” ALL OF THE PROPOSALS.

(continued and to be signed on reverse)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1 AND 2.

1.	Proposal to approve the dissolution of the Company and the plan of liquidation submitted to stockholders at the special meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are insufficient votes at the time of the special meeting to approve Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN

To change the address on your account, please check the box at the right note below. ☐

DATE: March ___, 2010
Signature

PLEASE MARK SIGN DATE AND RETURN THE
PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE	Signature if held jointly

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy.  Any votes received after a matter has been voted upon will not be counted.

This Proxy is Solicited on Behalf of the Board of Directors.